EXHIBIT 10.1

                             SALES AGENCY AGREEMENT

The Agreement was made and concluded by and between Shaanxi Chaoying Biotech Co., Ltd (referred to as "Chaoying Biotech" hereinafter) -located in Shaanxi, China, and American BIOMAX Co., Ltd (referred to as "BIOMAX") -located at 10075 Tyler Place, Suite 17, Ijamsville, MD 21754 USA) in March, 2007.

Whereas Chaoying Biotech is an integrative enterprise with the manufacture, operation and sales of current products of the Company and researched products on the website, as well as relevant technical services.
Whereas Chaoying Biotech entrusts American BIOMAX as agent in the United States of America (referred to as "Appointed Area" hereinafter) and Whereas American BIOMAX is willing to be Chaoying Biotech's agent in the appointed area, the parties hereto, on the basis of full consultation, entered into the Agreement with the following terms and conditions:

                            ARTICLE 1: AGENT ARTICLES

1. Chaoying Biotech shall, under the Agreement, agree BIOMAX to be its exclusive importer and agent except CYBRDI in the appointed area.

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2.   BIOMAX shall agree to sell Chaoying Biotech's products in the original package and in the name of BIOMAX.

3. Chaoying Biotech shall agree that, within the validity period of the Agreement, BIOMAX may sell and export Chaoying Biotech's products outside the appointed area.

4. BIOMAX shall not purchase or sell products at a lower price from China or other countries which Chaoying Biotech is able to manufacture.

                     ARTICLE 2: PRODUCTS ORDER AND DELIVERY

1. Upon receiving BIOMAX's order, Chaoying Biotech shall, in case of in stock, delivery the products within five working days as per BIOMAX's requirement. In case of out of stock, Chaoying Biotech shall inform BIOMAX the specific timetable of goods delivery.

2.    BIOMAX shall bear the delivery cost from Chaoying Biotech to BIOMAX.

3. BIOMAX shall generally order at least 50 bio-tissue chips for delivery each time from Chaoying Biotech.

                          ARTICLE 3: PRICE AND PAYMENT

1. In case of rate changes, Chaoying Biotech should inform BIOMAX of the changed rate and cases thereof before two months, so that BIOMAX can sell the products in a reasonable price.

2. The parties agree to determine the price of tissue chips and blocks products based on different demands.

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3.   Chaoying Biotech shall, after receiving the full payment from BIOMAX, immediately send the products to BIOMAX.

4. Payment: Payment will be made by TT. Chaoying Biotech shall, in name of company, provide BIOMAX the account No. and other relevant information.

                     ARTICLE 4: MARKETING AND ADS PROMOTION

1. BIOMAX shall be responsible for the marketing, promotion, ads at its own expense to ensure the maximum gains with reasonable investment.

2. Chaoying shall provide related technical counseling services concerning products to BIOMAX in the appointed area by telephone or e-mail.

                            ARTICLE 5: PROPERTY RIGHT

1. BIOMAX shall, under the Agreement, sell Chaoying Biotech's products in the appointed area within the Agreement validity period.

2. In any case there is no dispute that BIOMAX should admit that any trade mark, patent and production ownership etc. in the sale or within the products shall exclusively belong to Chaoying Biotech.

3. In case BIOMAX has found in sale that any trade mark, brand, patent, ownership has been breached by a third Party (except relevant agent), BIOMAX should inform Chaoying Biotech at earliest time and provide necessary assistance to protect Chaoying Biotech's right.

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4.   In case BIOMAX's import, stock, sale or any other sale acts, or brand, trade mark, patent and other industrial production ownership has been breached by a third party (except the relevant agent) in the appointed area, BIOMAX should inform Chaoying Biotech at earliest time. Chaoying Biotech has the responsibility and obligation to help BIOMAX to settle these disputes. BIOMAX has the right to delay in selling of any products before the settlement of these disputes.

                      ARTICLE 6: PRODUCTS QUALITY GUARANTEE

1. Chaoying Biotech shall ensure that the products sent to BIOMAX shall be in conformity with the internal and external package, product manual and promotion brochure.

2. In case BIOMAX or customers find any fault in quantity, quality, package or any difference from the product's performance in the appointed area, BIOMAX shall inform Chaoying Biotech of the details. In case the fault has been caused by Chaoying Biotech, Chaoying Biotech shall provide brand new products with standard quality, quantity and package to replace the products with fault and bear the delivery cost.

                             ARTICLE 7: LOSS CONTROL

In case of any loss, injury, damage or claim or any other complaint from the end customers of the appointed area or in connect of using such products, Chaoying


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Biotech shall have the responsibility to provide assistance to BIOMAX to solve the problems. In case such loss or damage was caused by BIOMAX, BIOMAX shall pay compensation to Chaoying Biotech. In case such loss or damage was caused by the customers, Chaoying Biotech and BIOMAX shall take no responsibilities. In case of the above, Chaoying Biotech and BIOMAX shall try their best to cooperate and find causes of such incidents so that necessary measures can be taken and similar incidents can be prevented.

                    ARTICLE 8: SECRET AND CONFIDENTIAL TERMS

Chaoying Biotech and BIOMAX shall, within the validity of the Agreement and two years thereafter, not disclose any technical information, market data, or confidential information or data from other source of the other party unless such secret and confidential part has already been published.

                            ARTICLE 9: FORCE MAJEURE

In case either Party can not perform all or any part of the Agreement due to Force Majeure, the party affected by Force Majeure shall send in written one report to illustrate the reasons why the responsibilities cannot be exercised and other relevant information. Such responsibilities and obligations in the duration of the Force Majeure shall be temporarily terminated.

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"Force Majeure" refers to any orders or intervention from different government authorities, war, strike, social disturbance, and spread of epidemic or other event caused by other environmental factors and could not be controlled by Chaoying Biotech and BIOMAX.

In case of such circumstances, the other Party shall not have right to claim.

                          ARTICLE 10: STATUS OF BIOMAX

BIOMAX is not a representative office of Chaoying Biotech and shall not assume liabilities for Chaoying Biotech.

                     ARTICLE 11: TREATMENT OF THE AGREEMENT

Without written confirmation of the other party, either Party shall not dispatch, lend or settle part or all of the Agreement to any individuals, company or enterprise.

                      ARTICLE 12: VALIDITY OF THE AGREEMENT

The Agreement shall take effect from the executing date and the effective period shall be five years. Unless otherwise one party informs, before six month of the expiration of the Agreement validity or renewed validity, the other party that wants to terminate the contract when the Agreement expires or the renewed validity expires, the Agreement shall take effect automatically within the additional period of a year.

                      ARTICLE 13: TERMINATION OF AGREEMENT

1. Either Party to the Agreement shall inform of the other party by registered mail to terminate the Agreement under the following circumstance:

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(1)  The other party fails to exercise its obligations under the Agreement, or fails to correct faults in exercising its obligations within sixty days after receiving such requirement from the party's requirement in written.

(2)  The other party becomes bankrupt, dismissed or changes business.

(3) Either party is not satisfied with the other party within one hundred and eighty days of the Agreement exercising period.

2. No mater for what reasons the Agreement has been terminated, the Parties hereto should handle the products in BIOMAX's inventories through consultation.

                    ARTICLE 14: INTEGRATION OF THE AGREEMENT

The Agreement is integral to the parties hereto. The Agreement shall replace any previous relevant negotiation, agreement, promises and shall not be exempted, cancelled, changed or modified in any form after being signed by the parties hereto.

                           ARTICLE 15: RELEVANT NOTICE

All the notices in the Agreement shall be sent to the other party's registered address in writing. The Address shall be provided to the other parties in writing. In case of address changes, such changes shall be informed to the other party in written.

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                             ARTICLE 16: LAW APPLIED

The law of Maryland of US and the law of the People's Republic of China shall be applied in the supervision and interpretation of the Agreement. The two Laws shall have the same effect.

                             ARTICLE 17: ARBITRATION

Any disputes, arguments, differences and breaches shall be submitted to International Commercial Law for arbitration. In case the arbitration is started by Chaoying Biotech, the location of arbitration shall be in Shaanxi Province, the People's Republic of China. In case the arbitration is started by BIOMAX, the location of arbitration shall be Montgomery, Maryland, US.

The arbitration award shall be final and biding on the Parties hereto.
Whereas the above, the Parties hereto signed the Agreement and its copies on the date mentioned above and entered in to the Agreement. The Agreement has two copies, one for each Party.

THE ABOVE IS HEREBY AGREED TO:

Shaanxi Chaoying Biotech Co., Ltd

By:______________________________

Date:

American BIOMAX Co., Ltd

By:______________________________

Date:

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